UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
August 10, 2010
Date of Report (Date of earliest event reported)
HESS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

13-4921002
Delaware (State of Incorporation)	1-1204 (Commission File Number)	(IRS Employer Identification No.)
1185 Avenue of the Americas
New York, New York 10036
(Address of Principal Executive Office)
(212) 997-8500
(Registrant’s Telephone Number, Including Area Code)
(Not Applicable)
(Former Name or Former Address,
If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     On August 10, 2010, Hess Corporation (the “Company”) completed the sale of $1,250,000,000 aggregate principal amount of 5.60% notes due February 15, 2041 (the “5.60% Notes”) in a public offering through underwriters for whom Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, acted as representatives pursuant to an underwriting agreement dated August 5, 2010 (the “Underwriting Agreement”) among the Company and the representatives.
     The Company expects to use the net proceeds of the offering of the 5.60% Notes to finance the acquisition of Total S.A.’s 7.85% interest in the Valhall Field and 12.5% interest in the Hod Field in the Norwegian North Sea, and for working capital and other general corporate purposes.
     The 5.60% Notes were registered under the Securities Act of 1933 on the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-157606), filed with the Securities and Exchange Commission on February 27, 2009 (the “Registration Statement”). The 5.60% Notes were issued pursuant to an indenture, dated March 1, 2006, between the Company and The Bank of New York Mellon, successor-in-interest to JPMorgan Chase Bank, N.A., as trustee, which is incorporated by reference as Exhibit 4.1 to the Registration Statement (the “Indenture”).
     The foregoing description of the Underwriting Agreement, the Indenture and the 5.60% Notes is qualified in its entirety by reference to the Underwriting Agreement and the form of 5.60% Note, attached hereto as Exhibits 1.1 and 4.1, respectively, and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

1.1
Underwriting Agreement, dated August 5, 2010, among Hess Corporation and Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.

4.1	Form of 5.60% Note.
12.1	Computation of Ratio of Earnings to Fixed Charges.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 12, 2010

HESS CORPORATION
By:	/s/ Timothy B. Goodell
	Name:	Timothy B. Goodell
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1
Underwriting Agreement, dated August 5, 2010, among Hess Corporation and Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.

4.1	Form of 5.60% Note.
12.1	Computation of Ratio of Earnings to Fixed Charges.

4